Rule 424(b)(3)
                                                  File No. 33-52325
                                                  Form S-3





                                FIELDCREST CANNON, INC.
                           Supplement Dated May 18, 1994 To
                             Prospectus Dated May 5, 1994

                         Relating to 1,500,000 Shares of $3.00
                         Series A Convertible Preferred Stock
                                          and
                           2,564,100 Shares of Common Stock


               The above-referenced Prospectus is hereby amended by adding to the list of selling stockholders appearing in the table under the caption "Selling Stockholders" as follows:


                                        Shares Owned Prior to    Shares   to
          be
          Name of Selling Stockholder          Offering              Sold
          PaineWebber                           31,600               31,600

               The  above-referenced Prospectus is  further amended by
               deleting the reference to  First Boston Corporation  in
               the list of selling stockholders appearing in the table
               under   the   caption   "Selling    Stockholders"   and
               substituting in lieu thereof the following:

                                        Shares Owned Prior to    Shares   to
          be
          Name of Selling Stockholder          Offering              Sold


          First Boston Corporation             176,500              176,500





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